Exhibit 4

                              JOINT FILING AGREEMENT


The undersigned, being duly authorized thereunto, hereby execute this agreement as an exhibit to this Schedule 13D to evidence the agreement of the below-named parties, in accordance with the rules promulgated pursuant to the Securities Exchange Act of 1934, to file this Schedule, and any amendments or supplements thereto, jointly on behalf of each such party.

Dated:  November 15, 2000

                                   DONALD M. KOLL, an individual


                                   /s/ Donald M. Koll
                                   ------------------------------
                                   a California corporation


                                   KOLL SEPARATE PROPERTY TRUST
                                   u/d/t April 8, 1999


                                   By: /s/ Donald M. Koll
                                       --------------------------
                                       Donald M. Koll
                                       Trustee


                                   THE KOLL COMPANY, a California
                                   corporation


                                   By: /s/ Donald M. Koll
                                       --------------------------
                                       Donald M. Koll
                                       Chairman of the Board and
                                       Chief Executive Officer


                                   THE KOLL HOLDING COMPANY


                                   By: /s/ Donald M. Koll
                                       --------------------------
                                       Donald M. Koll
                                       President